                                PROXY STATEMENT

        PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     [x]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:
         [ ]     Preliminary Proxy Statement
         [ ]     Confidential, for Use of the Commission Only (as permitted by
                 Rule 14a-6(e)(2))
         [x]     Definitive Proxy Statement
         [ ]     Definitive Additional Materials
         [ ]     Soliciting Material pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                             PETROQUEST ENERGY, INC.
                (Name of Registrant as specified in its Charter)

                             PETROQUEST ENERGY, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
         [x]     No fee required
         [ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
                 and 0-11.
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                                    the transaction applies:

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                           (2)      Aggregate number of securities to which the
                                    transaction applies:

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                           (3)      Per unit price or other underlying value of
                                    the transaction computed pursuant to
                                    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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                           (4)      Proposed maximum aggregate value of the
                                    transaction:

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[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing:

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

                             PETROQUEST ENERGY, INC.
                     400 E. KALISTE SALOOM ROAD, SUITE 3000
                           LAFAYETTE, LOUISIANA 70508

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             To Be Held May 23, 2000

                                ----------------

Dear Stockholder:

         We cordially invite you to attend the 2000 Annual Meeting of Stockholders of PetroQuest Energy, Inc. The meeting will be held on Wednesday, May 23, 2000 at 10:00 a.m. (Lafayette time), at our offices at 400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508. At the meeting we will:

         1.       Elect the board of directors;

         2. Vote on an amendment to the 1998 Stock Incentive Plan to increase the number of shares of our common stock reserved thereunder by 600,000 shares of common stock to an aggregate of 2,400,000 shares; and

         3. Transact any other business as may properly come before the meeting.

         Stockholders who owned our common stock at the close of business on Friday, April 7, 2000 may attend and vote at the meeting. A stockholders' list will be available at our offices listed above for a period of ten days prior to the meeting. If you cannot attend the meeting, you may vote by mailing the proxy card in the enclosed postage- prepaid envelope. Any stockholder attending the meeting may vote in person, even though he or she has already returned a proxy card.

         You will notice that this year we have changed the format of the proxy statement to make it easier to understand. The Securities and Exchange Commission is encouraging companies to write documents for investors in plain English and we support this effort.

         We look forward to seeing you at the meeting.


                                       Sincerely,

                                       /s/ Robert R. Brooksher

                                       Robert R. Brooksher
                                       Chief Financial Officer and Secretary


April 24, 2000




            PLEASE COMPLETE, SIGN AND DATE THE PROXY CARD AS PROMPTLY
               AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE

                             PETROQUEST ENERGY, INC.

                                 PROXY STATEMENT


                 INFORMATION CONCERNING SOLICITATION AND VOTING

         Our board of directors is soliciting proxies for the 2000 Annual Meeting of Stockholders to be held on Wednesday, May 23, 2000 at 10:00 a.m. (Lafayette time) at our principal executive offices located at 400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508, and at any adjournments or postponements of the meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

         PetroQuest will pay the costs of soliciting proxies from stockholders. Directors, officers and regular employees may solicit proxies on behalf of PetroQuest, without additional compensation, personally or by telephone. Voting materials, which include the proxy statement, proxy card and 2000 Annual Report, will be mailed to stockholders on or about April 24, 2000.

                              QUESTIONS AND ANSWERS

Q:   Who can attend and vote at the meeting?
A: You can attend and vote at the meeting if you were a stockholder at the close of business on the record date, April 7, 2000. On that date, there were 24,089,222 shares outstanding and entitled to vote at the annual meeting.

Q:   What am I voting on?
A:   You are voting on:

     o   The election of directors; and

     o   The approval of an amendment to the 1998 Stock Incentive Plan.

     The nine individuals receiving the highest number of "FOR" votes will be elected to the board of directors. The approval of the amendment to the 1998 Stock Incentive Plan requires the affirmative "FOR" vote of a majority of the shares present at the meeting and entitled to vote.

Q:   How will the proxies vote on any other business brought up at the meeting?
A: By submitting your proxy card, you authorize the proxies to use their judgment to determine how to vote on any other matter brought before the meeting. We do not know of any other business to be considered at the meeting.

     The proxies' authority to vote according to their judgment applies only to shares you own as a stockholder of record.

Q:   How do I cast my vote?
A: If you hold your shares as a stockholder of record, you can vote in person at the annual meeting or you can vote by mail. If you are a street-name stockholder, you will receive instructions from your bank, broker or other nominee describing how to vote your shares.

     The enclosed proxy card contains instructions for mail voting. The proxies identified on the back of the proxy card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a proxy card without giving specific voting instructions, the proxies will vote those shares as recommended by the board of directors.

Q:   How does the board recommend I vote on the proposals?
A: The board recommends you vote "FOR" each of the nominees to the board of directors and "FOR" the amendment to the 1998 Stock Incentive Plan.

Q:   Can I revoke my proxy card?
A:   Yes. You can revoke your proxy card by:

     o   Submitting a new proxy card;
     o Giving written notice before the meeting to our Secretary stating that you are revoking your proxy card; or o Attending the meeting and voting your shares in person.

Q:   Who will count the vote?
A: The inspector(s) of election, will count the vote. PetroQuest's Secretary will act as the inspector of election.

Q:   What is a "quorum?"
A: A quorum is the number of shares that must be present to hold the meeting. The quorum requirement for the meeting is one-half of the outstanding shares as of the record date, present in person or represented by proxy. If you submit a valid proxy card or attend the meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes count toward the quorum. "Broker non-votes" occur when nominees (such as banks and brokers) that hold shares on behalf of beneficial owners do not receive voting instructions from the beneficial owners by ten days before the meeting and do not have discretionary voting authority to vote those shares.

Q:   Will broker non-votes or abstentions affect the voting results?
A: Although abstentions and broker non-votes count for quorum purposes, they do not count as votes "FOR" or "AGAINST" a proposal. As a result, abstentions and broker non-votes will not affect the voting results on the election of directors or the amendment to the 1998 Stock Incentive Plan.

Q:   What shares are included on my proxy card?
A: Your proxy card represents all shares registered to your account in the same social security number and address.

Q:   What does it mean if I get more than one proxy card?
A: Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address.

Q:   How many votes can I cast?
A:   On all matters you are entitled to one vote per share.

Q: When are stockholder proposals due for the 2001 Annual Meeting of Stockholders?
A: If you want to present a proposal from the floor at the 2001 Annual Meeting, you must give us written notice of your proposal no later than March 23, 2001 and no earlier than January 22, 2001. If the date of the 2001 Annual Meeting is more than 30 calendar days before or after the date of our 2000 Annual Meeting, your written notice will be timely if we receive it by the close of business on the tenth day following the date that we publicly announce the date of the 2001 Annual Meeting. Your notice should be sent to the Secretary, PetroQuest Energy, Inc., 400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508.

     If instead of presenting your proposal at the meeting you want your proposal to be considered for inclusion in next year's proxy statement, you must submit the proposal in writing to the Secretary so that it is received at the above address by December 25, 2000.

Q:   Where can I find the voting results of the meeting?
A: The preliminary voting results will be announced at the meeting. The final results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2000.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

         At the meeting, nine directors are to be elected. Each director is to hold office until the next annual meeting of stockholders or until his successor is elected and qualified. The persons named in the accompanying proxy have been designated by the board of directors, and unless authority is withheld, they intend to vote for the election of the nominees named below to the board of directors. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the persons named in the proxy or the board may be reduced accordingly; however, the board of directors is not aware of any circumstances likely to render any nominee unavailable.

NOMINEES

         Certain information regarding the nominees is set forth below:

NAME                                   AGE      POSITION                                           DIRECTOR SINCE
----                                   ---      --------                                           --------------
Charles T. Goodson                      44      President, Chief Executive Officer                      1998
                                                 and Director
Alfred J. Thomas, II                    63      Chief Operating Officer and Director                    1998
Ralph J. Daigle                         52      Senior Vice President of Exploration and                1998
                                                 Director
Robert R. Brooksher                     49      Chief Financial Officer, Secretary and Director         1998
Daniel G. Fournerat (1)(2)              46      Director                                                1998
Francisco A. Garcia (1)(3)              48      Director                                                1999
William W. Rucks, IV (3)                42      Director                                                1999
E. Wayne Nordberg                       61      Director                                                2000
Jay B. Langner                          70      Director                                                2000

------------------------
(1)      Member, Compensation Committee of the board of directors
(2)      Member, Audit Committee of the board of directors
(3) In connection with a private placement to accredited investors in August 1999, Mr. Garcia, as designated by Cramer Rosenthal McGlynn, LLC, and Mr. Rucks were appointed to serve on our board of directors effective September 1999 and October 1999, respectively. See "Other Information - Certain Relationships and Related Transactions - August 1999 Private Placement."

         Charles T. Goodson has served as our president and chief executive officer and as a member of the board of directors since September 1998. From 1995 to 1998, Mr. Goodson was president of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1985, he has served as president and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us and is currently inactive. From 1980 to 1985 he worked for Callon Petroleum Company, first as a landman, then district land manager and then regional land manager. He began his career in 1978 as a landman for Mobil Oil Corporation.

         Alfred J. Thomas, II has served as our chief operating officer and as a member of the board of directors since September 1998. From 1995 to 1998, Mr. Thomas was chief executive officer of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1985, he has served as chief executive officer and 50% owner of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us and is currently inactive. From 1976 through 1984 he was a partner in Petitfils, Thomas and Associates, an oil and gas engineering consulting firm. He worked for the Superior Oil Company as a petroleum engineer from 1959 until 1976.

         Ralph J. Daigle has served as our senior vice president of exploration and as a member of the board of directors since September 1998. From 1995 to 1998, Mr. Daigle was senior vice president of exploration of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since 1989, he has served as the senior vice president of exploration of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us and is currently inactive. From 1984 to 1989, he worked as an independent geophysical consultant. From 1979 to 1984, he was employed by X-Plor, an exploration and production consulting group. He worked for Texas Pacific Oil Company as a geophysical interpreter of seismic data from 1977 until 1979 and served in the same capacity with Union Oil Company from 1973 to 1977. He began his career as a field observer, party manager and party chief for Seismic Delta, Inc.

         Robert R. Brooksher has served as our chief financial officer and secretary and has served as a member of the board of directors since September 1998. From 1997 to 1998, Mr. Brooksher was chief financial officer of American Explorer, L.L.C., a private oil and gas exploration and production company we subsequently acquired. Since the beginning of 1997, he has served as the chief financial officer of American Explorer, Inc., an oil and gas operating company which formerly operated properties for us and is currently inactive. From 1994 to 1997, he served as a financial consultant to energy related companies. From 1988 to 1994 he was vice president of acquisitions and chief financial officer of Espero Energy Corporation. He was an investment manager with Graham Resources, Inc. from 1987 to 1988 and chief financial officer of Crescent Exploration Company from 1985 to 1987. From 1983 to 1985, he was a financial consultant for an individual with interests in oil and gas and real estate. He began his career with Arthur Andersen & Co. in 1973 and worked in its audit division until 1983.

         Daniel G. Fournerat has served as our outside counsel and as a member of the board of directors since September 1998. Mr. Fournerat is an attorney-at-law practicing since 1977 with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell specializing in an oil and gas transactional practice.

         Francisco A. Garcia has served as our director since September 1999. Since January 1, 2000, Mr. Garcia has served as an advisor to ECC Advisers, LLC, a venture capital management company, and to Cramer Rosenthal McGlynn, LLC, an investment management firm. From January 1, 1999 to December 31, 1999, Mr. Garcia served as the director of Corporate Finance for Cramer Rosenthal McGlynn, LLC. From July 1997 to November 1999, Mr. Garcia was a director at Logimetrics, Inc., a broadband wireless equipment and component manufacturer and seller. From 1987 to December 1997, he served as chairman of the board of Neptune Management Company, Inc., a manager of funds and accounts investing in distressed securities, obligations and consumer receivables. From 1991 until December 1998, Mr. Garcia served as president of Nethuns, Inc., a firm engaged in financial advisory, consumer finance and investment activities. Mr. Garcia is a citizen of Spain.

         William W. Rucks, IV has served as our director since October 1999. Mr. Rucks has been a private venture capitalist-investor since September 1996. He has served as a director of OMNI Energy Services, Inc. since 1997. He served as president and vice chairman of Ocean Energy, Inc., formerly Flores & Rucks, Inc., from July 1995 until September 1996 and as its president and chief executive officer from its inception in 1992 until July 1995. From 1985 to 1992, Mr. Rucks served as president of FloRuxco, Inc. Before then, Mr. Rucks worked as a petroleum landman with Union Oil Company of California in its Southwest Louisiana District, serving as area land manager from 1981 to 1984.

         E. Wayne Nordberg has served as our director since April 2000. Since 1998, Mr. Nordberg has served as vice chairman of the board of KBW Asset Management, Inc. KBW is an affiliate of Keefe, Bruyette, & Woods, Inc., a registered investment advisor offering investment management services to institutions and high net worth individuals. From 1988 to 1998, Mr. Nordberg served in various capacities for Lord, Abbet & Co., a mutual fund company, including partner and director of their family of funds. He is a member of the Financial Analysts Federation and The

New York Society of Security Analysts. Mr. Nordberg received a Bachelor of Arts in Economics from Lafayette College, Easton, Pennsylvania, where he is a Trustee Emeritus.

         Jay B. Langner has served as our director since April 2000. Since April of 1999, Mr. Langner has served as honorary chairman of Hudson General Corporation, an aviation services company. From 1961 to 1999, Mr. Langner served in various capacities for Hudson General, including chairman and chief executive officer. He serves as chairman of the board of Montefiore Medical Center and is a member of the board of directors of Orpheus Chamber Orchestra and Gregorian University Foundation. Mr. Langner received a Bachelor of Science in Economics from the Wharton School of the University of Pennsylvania.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

         In accordance with Delaware corporate law, our business is managed under the direction of our board of directors. There are currently two standing committees of the board of directors, the audit committee and the compensation committee. The board of directors does not currently have a nominating committee. Committee membership and the functions of those committees are described below.

         During 1998, the board of directors held three meetings. All directors, except for Messrs. Garcia and Rucks (both of whom were appointed to the board of directors effective in September 1999 and October 1999, respectively), attended at least 75% of the total meetings of the board and the committees on which they serve.

         AUDIT COMMITTEE. The current members of the Audit Committee are Daniel
G. Fournerat and Robert L. Hodgkinson; however, Mr. Hodgkinson is not standing for re-election at the annual meeting. Our board of directors intends to appoint additional members to the committee following the annual meeting. The committee met one time during 1999. The committee is responsible for recommending to the entire board of directors engagement and discharge of independent auditors of our financial statements, reviews the professional service provided by the independent auditors, reviews the independence of independent auditors, reviews with the auditors the plan and results of the auditing engagement, considers the range of audit and non-audit fees.

         COMPENSATION COMMITTEE. The current members of the Compensation Committee are Robert L. Hodgkinson, Daniel G. Fournerat and Francisco A. Garcia; however, Mr. Hodgkinson is not standing for re-election at the annual meeting. The committee met one time during 1999. The committee recommends to the board of directors the compensation to be paid to our officers and key employees and the compensation of the board of directors. Except as otherwise provided in any specific plan adopted by the board of directors, the committee is responsible for administration of executive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and the committee has the power and authority to authorize any of our officers to execute and bind PetroQuest to such documents, agreements and instruments related to such plans and compensation as are approved by the committee.

         DIRECTOR COMPENSATION. During the year ended December 31, 1999, our employee and non-employee directors received no compensation for their services as directors, except for Messrs. Garcia and Rucks, both of whom received nonstatutory stock options to purchase 50,000 shares of our common at exercise prices of $1.50 and $1.69 per share, respectively. See "Other Information - Certain Relationships and Related Transactions - August 1999 Private Placement."

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NINE NOMINEES TO OUR BOARD OF DIRECTORS.

                                   PROPOSAL 2

                     AMENDMENT OF 1998 STOCK INCENTIVE PLAN

GENERAL

         We are asking stockholders to ratify an amendment to the PetroQuest Energy, Inc. 1998 Stock Incentive Plan to increase by 600,000 the number of shares authorized for issuance under the incentive plan. The board of directors approved this amendment on March 28, 2000, subject to ratification by the stockholders. This amendment would increase the number of shares authorized for issuance under the incentive plan from 1.8 million to 2.4 million. At April 7, 2000, approximately 1,415,300 shares of the common stock either were subject to awards granted under the incentive plan or had been issued under the incentive plan, and approximately 384,700 shares remained available for future issuance.

         The objectives of the incentive plan, are to attract and retain selected key employees, consultants and directors, encourage their commitment, motivate their performance, facilitate their obtaining ownership interests by aligning their personal interests to those of our stockholders and enable them to share in our long-term growth and success. The proposed share increase will ensure that a sufficient reserve of common stock is available under the incentive plan to attract and retain the services of key individuals essential to our long-term growth and success.

         The incentive plan was adopted by our board of directors in March of 1998 and approved by a majority of our stockholders at the special meeting of stockholders held on August 21, 1998.

SUMMARY OF THE 1998 STOCK INCENTIVE PLAN

         The description set forth below summarizes the principal terms and conditions of the incentive plan, does not purport to be complete and is qualified in its entirety by reference to the incentive plan, a copy of which has been attached as Appendix A hereto.

         Shares Subject to Incentive Plan. Under the incentive plan, we may issue incentive awards covering 1.8 million shares of our common stock. No more than 1.8 million shares of our common stock will be available for incentive stock options. The number of securities available under the incentive plan and outstanding incentive awards are subject to adjustments to prevent enlargement or dilution of rights resulting from stock dividends, stock splits, recapitalizations or similar transactions or resulting from a change in applicable laws or other circumstances.

         Administration. The incentive plan will be administered by the compensation committee of the board of directors. The committee consists solely of directors each of whom is:

         o an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, and

         o    a "non-employee director" under Rule 16b-3 of the Exchange Act.

The committee may delegate to the chief executive officer or other senior officers its duties under the incentive plan, except with respect to any authority to grant incentive awards or take other action with respect to persons who are subject to Section 16 of the Exchange Act or Section 162(m) of the Internal Revenue Code. In the case of an incentive award to an outside director, the entire board of directors acts as the committee. Subject to the express provisions of the incentive plan, the committee is authorized to, among other things, select grantees under the incentive plan and determine the size, duration and type, as well as the other terms and conditions, of each incentive award. The committee also construes and interprets the incentive plan and any related agreements. All determinations and decisions of the committee are final, conclusive and binding on all parties. We will indemnify members of the committee against any damage, loss, liability, cost or expenses arising in connection with any claim, action, suit or proceeding by reason of any action taken or failure to act under the incentive plan, except for an act or omission constituting wilful misconduct or gross negligence.

         Eligibility. Key employees, including officers, consultants and outside directors are eligible to participate in the incentive plan. A key employee generally is any of our employees who, in the committee's opinion, is in a position to contribute materially to our growth, development and financial success. As of April 7, 2000, there were 26 employees, one consultant, and seven outside directors eligible to receive awards under the incentive plan.

         Types of Incentive awards. Under the incentive plan, the committee may grant incentive awards which can be any of the following:

         o incentive stock options, as defined in Section 422 of the Internal Revenue Code,

         o    "nonstatutory" stock options,

         o    reload options, and

         o    stock appreciation rights.

Incentive stock options and nonstatutory stock options together are called "options." The terms of each incentive award will be reflected in an incentive agreement between us and the participant.

         Options. Generally, options must be exercised within 10 years of the grant date. Incentive stock options may be granted only to employees, and the exercise price of each incentive stock option may not be less than 100% of the fair market value of a share of our common stock on the date of grant. The committee has the discretion to determine the exercise price of each nonstatutory stock option granted under the incentive plan. To the extent that the aggregate fair market value of shares of our common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year exceeds $100,000, such options must be treated as nonstatutory stock options.

         The exercise price of each option is payable in cash or, in the committee's discretion, by the delivery of shares of common stock owned by the optionee or the withholding of shares that would otherwise be acquired on the exercise of the option or by any combination of the two.

         An employee will not recognize any income for federal income tax purposes at the time an incentive stock option is granted, or on the qualified exercise of an incentive stock option, but instead will recognize capital gain or loss upon the subsequent sale of shares acquired in an qualified exercise. The exercise of an incentive stock option is qualified if a participant does not dispose of the shares acquired by such exercise within two years after the incentive stock option grant date and one year after the exercise date. We are not entitled to a tax deduction as a result of the grant or qualified exercise of an incentive stock option.

         An optionee will not recognize any income for federal income tax purposes, nor will we be entitled to a deduction, at the time a nonstatutory stock option is granted. However, when a nonstatutory stock option is exercised, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares received and the exercise price of the nonstatutory stock option, and we will generally recognize a tax deduction in the same amount at the same time.

         Stock Appreciation Rights. Upon exercise of a stock appreciation right, the holder will receive cash, shares of our common stock or a combination of the two, as specified in the related incentive agreement, the aggregate value of which equals the amount by which the weighted average of the fair market value per share of our common stock for the 5 trading days immediately preceding the date of exercise exceeds the exercise price of the stock appreciation right, multiplied by the number of shares underlying the exercised portion of the stock appreciation right. A stock appreciation right may be granted in tandem with or independently of a nonstatutory stock option. Stock appreciation rights will be subject to such terms and conditions and will be exercisable at such times as determined by the committee, provided, that the exercise price per share must equal at least 100% of the fair market value of a share of our common stock on the date of grant. The value of a stock appreciation right may be paid in cash, shares of our common stock or a combination of the two, as determined by the committee.

         Reload Options. The committee may grant a replacement option permitting a grantee to purchase an additional number of shares of our common stock equal to the number of previously owned shares surrendered by such grantee to pay all or a portion of the option price upon exercise of his or her options. All such replacement options shall have an exercise price of not less than 100% of the market price of a share of our common stock on the date of grant of such replacement options.

         Other Tax Considerations. Upon accelerated exercisability of options and other incentive awards in connection with a "change in control," certain amounts associated with such incentive awards could, depending upon the individual circumstances of the participant, constitute "excess parachute payments" under Section 280G of the Internal Revenue Code, thereby subjecting the participant to a 20% excise tax on those payments and denying us a corresponding deduction. The limit on the deductibility of compensation under
Section 162(m) of the Internal Revenue Code is also reduced by the amount of any excess parachute payments. Whether amounts constitute excess parachute payments depends upon, among other things, the value of the incentive awards accelerated and the past compensation of the participant.

         Taxable compensation earned by executive officers who are subject to
Section 162(m) of the Internal Revenue Code in respect of incentive awards is subject to certain limitations set forth in the incentive plan generally intended to satisfy the requirements for "qualified performance-based compensation," but we may not be able to satisfy these requirements in all cases, and we may, in our sole discretion, determine in one or more cases that it is in our best interest not to satisfy these requirements even if we are able to do so.

         Termination of Employment and Change in Control. Except as otherwise provided in the applicable incentive agreement, if a participant's employment or other service with us is terminated other than due to his death, disability, retirement or for cause, his then exercisable options will remain exercisable for 90 days after such termination. If this termination is due to disability or death, his then exercisable options will remain exercisable for one year following such termination. On his retirement, his then exercisable options will remain exercisable for one year, except for incentive stock options, which will remain exercisable for three months. On a termination for cause, all his options will expire at the opening of business on the termination date.

         If we undergo a "change in control," all outstanding options and stock appreciation rights will become immediately exercisable. These provisions could in some circumstances have the effect of an "anti-takeover" defense because, as a result of these provisions, a change in control could be more difficult or costly.

         Incentive awards Nontransferable. No incentive award may be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any encumbrances, pledge, lien, assignment or charge. An incentive award may be exercised during the participant's lifetime only by the participant or the participant's legal guardian.

         Financing. We may extend and maintain, or arrange for and guarantee, the extension and maintenance of financing to any grantee to purchase shares of our common stock pursuant to the exercise of an option upon such terms as are approved by the committee. In addition, the compensation committee may provide for loans on either a short term or demand basis, from us to a grantee who is an employee or consultant to permit the payment of taxes required by law.

         Amendment and Termination. Our board of directors may amend or terminate the incentive plan at any time subject to all necessary regulatory and stockholder approval. No termination or amendment of the incentive plan shall adversely affect in any material way any outstanding incentive award previously granted to a participant without his consent.

PARTICIPATION IN THE 1998 STOCK INCENTIVE PLAN

         The grant of options, reload options and stock appreciation rights under the incentive plan to employees, consultants and outside directors, including the executive officers named in the Summary Compensation Table, is subject to the discretion of the board of directors. As of the date of this proxy statement, there has been no determination by the board with respect to future awards under the incentive plan. Accordingly, future awards are not determinable. No reload options or stock appreciation rights were granted in the last fiscal year. As of April 7, 2000, the fair market value of our common stock was $1.8125 per share, which was the closing sale price reported by The Nasdaq Stock Market. The following table sets forth information with respect to the grant of options to the executive officers named in the Summary Compensation Table, to all current executive officers as a group, to all current directors who are not executive officers as a group and to all employees, including all current officers who are not executive officers, as a group during the last fiscal year:

                              AMENDED PLAN BENEFITS
                            1998 STOCK INCENTIVE PLAN

                                                                                                              NUMBER
                                                                                           DOLLAR               OF
                                NAME AND POSITION                                         VALUE ($)           SHARES
----------------------------------------------------------------------------------        ---------           ------
Charles T. Goodson................................................................            0                    0
         President and Chief Executive Officer

Alfred T. Thomas, II..............................................................            0                    0
         Chief Operating Officer

Ralph J. Daigle...................................................................            0                    0
         Senior Vice President of Exploration

Robert R. Brooksher...............................................................            0                    0
         Chief Financial Officer and Secretary

All current executive officers as a group.........................................            0                    0

All current directors who are not executive officers as a group...................         181,250           100,000

All employees, including all current officers who are not executive
         officers, as a group.....................................................         105,125            58,000

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN.

                                OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

         The following table presents certain information as of April 7, 2000, as to:

         o each stockholder known by us to be the beneficial owner of more than five percent of our outstanding shares of common stock,
         o    each officer named in the Summary Compensation Table, and
         o    all directors and executive officers as a group.

                                                                                           SHARES BENEFICIALLY OWNED (1)
                                                                                       --------------------------------------
                                                                                                                   PERCENT OF
              NAME AND ADDRESS OF BENEFICIAL OWNER (2)                                  NUMBER                        CLASS
---------------------------------------------------------------------                  ---------                   ----------
Cramer Rosenthal McGlynn, LLC (3)....................................                  2,662,500                      13.7%
      707 Westchester Avenue
      White Plains, New York  10604
Charles T. Goodson (4)...............................................                  3,246,700                      13.1%
Ralph J. Daigle (5)..................................................                  2,707,100                      11.0%
Wellington Management Company, LLP (6)...............................                  1,703,200                       9.2%
      75 State Street
      Boston, Massachusetts 02109
Alfred J. Thomas, II (7).............................................                  2,222,835                       9.1%
William W. Rucks, IV (8).............................................                    755,000                       3.1%
William C. Leuschner(9)..............................................                    717,279                       3.0%
Robert L. Hodgkinson(10).............................................                    590,000                       2.4%
Robert R. Brooksher (11).............................................                    525,534                       2.1%
E. Wayne Nordberg (12)...............................................                    280,000                       1.2%
Jay B. Langner (13)..................................................                    200,000                       *
Francisco A. Garcia (14).............................................                    110,000                       *
Daniel G. Fournerat (15).............................................                     33,334                       *
All directors and executive officers as a group (11 persons)
      (4)(5)(7)(8)(9)(10)(11)(12)(13)(14) and (15) ..................                 10,937,682                      41.3%

------------------------------
*  Less than 1%

(1) Except as otherwise indicated, all shares are beneficially owned, and the sole investment and voting power is held, by the person named. This table is based on information supplied by officers, directors and principal stockholders and reporting forms, if any, filed with the Securities and Exchange Commission on behalf of such persons.

(2) Unless otherwise indicated, the address of all beneficial owners of more than five percent of our shares of common stock set forth above is 400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508.

(3) The beneficial owners of these shares of common stock have shared voting and shared investment power to all of the shares of common stock as reflected on Schedule 13G filed by Cramer Rosenthal McGlynn, LLC with the Securities Exchange Commission on March 6, 2000.

(4) Includes (i) 2,589,250 shares of common stock directly held by Mr. Goodson, (ii) 583,450 shares of common stock which may be directly held by Mr. Goodson pursuant to contingent stock issue rights, (iii) 30,000 shares of common stock indirectly held by American Explorer, Inc., a company in which Mr. Goodson has 50% ownership, and (iv) 44,000 shares of common stock issuable on the exercise of vested options.

(5) Includes (i) 2,141,000 shares of common stock directly held by Mr. Daigle, (ii) 500,100 shares of common stock which may be directly held by Mr. Daigle pursuant to contingent stock issue rights and (iii) 40,000 shares of common stock issuable on the exercise of vested options.

(6) The beneficial owners of these shares of common stock have shared voting and investment power to all the shares of common stock as reflected on Schedule 13G/A filed by Wellington Management Company, LLP with the Securities Exchange Commission on February 11, 2000.

(7) Includes (i) 1,291,968 shares of common stock directly held by Mr. Thomas, (ii) 297,560 shares of common stock which may be directly held by Mr. Thomas pursuant to contingent stock issue rights, (iii) 448,451 shares of common stock directly held by his wife, Janell B. Thomas,
         (iv) 110,856 shares of common stock which may be held directly by his wife, Janell B. Thomas, pursuant to contingent stock issue rights, (v) 30,000 shares of common stock indirectly held by American Explorer, Inc., a company in which Mr. Thomas has 50% ownership, and (vi) 44,000 shares of common stock issuable on the exercise of vested options.

(8)      Includes (i) 480,000 shares of common stock directly held by Mr. Rucks,
         (ii) four-year warrants to purchase 225,000 shares of common stock at an exercise price of $1.25 per share, and (iii) 50,000 shares of common stock issuable on the exercise of vested options. See "Certain Relationships and Related Transactions - August 1999 Private Placement."

(9) Includes shares held indirectly in the name of Leuschner International Resources, Ltd., a company wholly owned by Mr. Leuschner and 90,000 shares of common stock issuable on the exercise of vested options. Mr. Leuschner is not standing for re-election at the annual meeting.

(10) Includes shares held indirectly through Hodgkinson Equities Corporation, a company wholly owned by Mr. Hodgkinson and 90,000 shares of common stock issuable on the exercise of vested options. Mr. Hodgkinson is not standing for re-election at the annual meeting.

(11) Includes (i) 50,100 shares of common stock directly held by Mr. Brooksher, (ii) 366,750 shares of common stock which may be directly held by Mr. Brooksher on the exercise of a vested option to acquire common stock from Charles T. Goodson, Alfred J. Thomas, II, Janell B. Thomas, Alfred J. Thomas, III, Blaine A. Thomas, Natalie A. Thomas and Ralph J. Daigle, (iii) 83,350 shares of common stock which may be directly held by Mr. Brooksher pursuant to contingent stock issue rights on the exercise of a vested option to acquire contingent stock issue rights from Charles T. Goodson, Alfred J. Thomas, II, Janell B. Thomas, Alfred J. Thomas, III, Blaine A. Thomas, Natalie A. Thomas and Ralph J. Daigle and (iv) 25,334 shares of common stock issuable on the exercise of vested options.

(12) Includes (i) 150,000 shares of common stock directly held by Mr. Nordberg, (ii) 20,000 shares of common stock directly held by his wife,
         (iii) four-year warrants to purchase 50,000 shares of common stock at an exercise price of $1.25 per share directly held by Mr. Nordberg,
         (iv) 50,000 shares of common stock issuable on the exercise of vested options, and (v) four-year warrants to purchase 10,000 shares of common stock at an exercise price of $1.25 per share directly held by his wife. See "Certain Relationships and Related Transactions - August 1999 Private Placement."

(13) Includes (i) 100,000 shares of common stock directly held by Mr. Langner, (ii) four-year warrants to purchase 50,000 shares of common stock at an exercise price of $1.25 per share, and (iii) 50,000 shares of common stock issuable on the exercise of vested options. See "Certain Relationships and Related Transactions - August 1999 Private Placement."

(14)     Includes (i) 40,000 shares of common stock directly held by Mr. Garcia,
         (ii) four-year warrants to purchase 20,000 shares of common stock at an exercise price of $1.25 per share, and (iii) 50,000 shares of common stock issuable on the exercise of vested options. See "Certain Relationships and Related Transactions - August 1999 Private Placement."

(15) Includes 33,334 shares of common stock issuable on the exercise of vested options.

EXECUTIVE OFFICERS

         Our executive officers serve at the pleasure of the board of directors and are subject to annual appointment by the board at its first meeting following the annual meeting of stockholders. All of our executive officers are listed in the following table:

NAME                                      AGE           POSITION
----                                      ---           --------
Charles T. Goodson..............           44           President, Chief Executive Officer and Director
Alfred J. Thomas, II ...........           63           Chief Operating Officer and Director
Ralph J. Daigle ................           52           Senior Vice President of Exploration and
                                                        Director
Robert R. Brooksher ............           49           Chief Financial Officer, Secretary and Director

EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table provides information concerning compensation paid or accrued during the fiscal years ended December 31, 1999, 1998 and 1997 to our chief executive officer and each of our other executive officers determined at the end of the last fiscal year:

                                                                                        LONG-TERM
                                         ANNUAL COMPENSATION                          COMPENSATION
                                   -------------------------------                    ------------
NAME AND                                                                OTHER ANNUAL    NUMBER OF       ALL OTHER
PRINCIPAL POSITION                 YEAR       SALARY        BONUS      COMPENSATION      OPTIONS      COMPENSATION
---------------------------------  ----    -----------     -------     -------------  ------------    ------------
Charles T. Goodson ..............  1999    145,385 (1)        -              -                  -          -
    President and Chief Executive  1998     70,000 (2)        -              -          66,000 (3)         -
    Officer                        1997         -             -              -                  -          -

Alfred J. Thomas, II ............  1999    145,385 (1)        -              -                  -          -
    Chief Operating Officer        1998     70,000 (2)        -              -          66,000 (3)         -
                                   1997         -             -              -                  -          -

Ralph J. Daigle .................  1999    124,615 (1)        -              -                  -          -
    Senior Vice President of       1998     60,000 (2)        -              -          60,000 (3)         -
    Exploration                    1997         -             -              -                  -          -

Robert R. Brooksher .............  1999    124,615 (1)        -              -                  -          -
    Chief Financial Officer and    1998     60,000 (2)        -              -          38,000 (3)         -
    Secretary                      1997         -             -              -                  -          -

--------------------------------
(1) Messrs. Goodson's, Thomas', Daigle's and Brooksher's employment agreements provide for annual salaries of $210,000, $210,000, $180,000 and $180,000, respectively; however, Messrs. Goodson, Thomas, Daigle and Brooksher agreed to temporarily reduce their respective salaries payable under their respective employment agreements. See "Employment Contracts."

(2)     Messrs. Goodson, Thomas, Daigle and Brooksher joined us on September 1,
        1998.

(3) These options vest in 1/3 installments on each of December 31, 1998, December 31, 1999 and December 31, 2000 and have an exercise price of $.8479 per share.

         Aggregated Option Exercises In Last Fiscal Year and Year-End Option Values. The following table provides information concerning the number of unexercised options and the value of in-the-money options held by the executive officers named in the Summary Compensation Table as of December 31, 1999:

                               SHARES                          NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                             ACQUIRED ON        VALUE            OPTIONS AT FY-END          IN-THE-MONEY OPTIONS (1)
NAME                        EXERCISE (#)    REALIZED ($)    EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
----                        ------------    ------------    -----------   -------------    -----------   -------------
Charles T. Goodson                -               -            44,000        22,000        $32,819.60     $16,409.80
Alfred J. Thomas, II              -               -            44,000        22,000        $32,819.60     $16,409.80
Ralph J. Daigle                   -               -            40,000        20,000        $29,836.00     $14,918.00
Robert R. Brooksher               -               -            25,334        12,666        $18,896.63      $9,447.57

---------------------------
(1) Value of in-the-money options is calculated based on the closing price per share of our common stock at December 31, 1999 ($1.5938 per share) as reported by The Nasdaq Stock Market.

         Employment Contracts. On September 1, 1998, we entered into employment agreements with the following directors and executive officers providing for the following annual salaries:

Name                                                        Salary
----                                                       --------
Charles T. Goodson                                         $210,000
Alfred J. Thomas, II                                       $210,000
Ralph T. Daigle                                            $180,000
Robert R. Brooksher                                        $180,000

Each of the employment agreements:

         o has a term of three years with automatic one-year renewals thereafter unless terminated,
         o provides for termination with or without cause, with 12 months severance provided in the event of termination without cause, and
         o contains a non-competition agreement prohibiting the executive from competing with the company during his employment and for one year after termination of the agreement for cause or by the executive for any reason.

In January 1999, Messrs. Goodson, Thomas, Daigle and Brooksher agreed to temporarily reduce their annual salaries payable under the employment agreements by one-third for an undetermined period of time due to the then economic conditions in the oil and gas exploration and production industry. In January 2000, our board of directors granted Messrs. Goodson, Thomas, Daigle and Brooksher 22,000, 22,000, 18,500, 18,500 shares of our common stock, respectively, and $22,000, $22,000, $18,500 and $18,500 in cash, respectively, as compensation for their reduction in salary in 1999.

         Termination Agreements. In December 1998, we entered into agreements with Messrs. Goodson, Thomas, Daigle and Brooksher providing for the payment of severance benefits upon a "change in control" and termination of the executive's employment. Each of the agreements continues until December 31, 2001; provided, however, that beginning on January 1, 2002 and each January 1 thereafter, the term of each of the agreements is automatically extended for one additional year unless, not later than September 30 of the preceding year, we give notice of our intent not to extend any of the agreements. Even if we timely give the notice, each of the agreements will automatically be extended for 24 months beyond its term if a "change in control" occurred during the term of any of the agreements. If an executive's employment is terminated following a "change in control" other than for cause or by an executive for good reason, the executive will be entitled to:

         o a lump sum cash payment equal to two multiplied by the sum of the executive's then annual base salary and the executive's most recent annual bonus;
         o life insurance, health, disability and other welfare benefits for a twenty-four month period; and
         o if an executive becomes entitled to any severance benefits or other payments or benefits under the agreements by reason of accelerated vesting of stock options thereunder, and if any of the total benefits will be subject to the excise tax, an additional cash payment to make the executive whole for the excise tax liabilities such that the net amount retained by the executive, after the deduction of any excise tax on the total benefits and any federal, state and local income tax, excise tax and FICA and Medicare withholding taxes upon the payment provided hereunder, is equal to the total benefits.

The executive is not entitled to any benefits under each of the agreements if the executive's employment terminates due to:

         o    executive's retirement at age 65,

         o    executive's total and permanent disability, or
         o    executive's death.

         In July 1999, the termination agreements were amended to exclude from the definition of "change in control" designated transactions resulting in consideration to the company or our stockholders having a value of less than a $1.00 per share, unless the designated transaction is approved by two-thirds of our voting securities.

         Compensation Committee Interlocks and Insider Participation. The current members of the Compensation Committee are Robert L. Hodgkinson, Daniel
G. Fournerat and Francisco A. Garcia; however, Mr. Hodgkinson is not standing for re-election at the annual meeting. In connection with the merger with American Explorer, L.L.C. in September 1998, Mr. Hodgkinson entered into a consulting agreement with us. See "Certain Relationships and Related Transactions." Mr. Fournerat, who practices law with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell (A Professional Law Corporation), has served as our outside counsel since September 1998. See "Certain Relationships and Related Transactions - Outside Counsel." In connection with our private placement to accredited investors in August of 1999, Mr. Garcia purchased 40,000 shares of our common stock and warrants to purchase an additional 20,000 shares of our common stock and is named as a selling shareholder in our resale Registration Statement No. 333-89961. See "Certain Relationships and Related Transactions - August 1999 Private Placement." In addition, Mr. Garcia holds an ownership interest in CRM Exploration, LLC, an affiliate of Cramer Rosenthal McGlynn, LLC, a beneficial owner of more than five percent of our common stock. CRM Exploration has entered into a participation agreement with us to participate in certain of our energy exploration programs. See "Certain Relationships and Related Transactions -CRM Exploration, LLC."

         Compensation Committee Report On Executive Compensation. The Compensation Committee is comprised of outside directors whose role is to recommend to the board of directors the compensation to be paid to our officers and key employees and the compensation of the board of directors. In addition, except as otherwise provided in any specific plan adopted by the board of directors, the committee is responsible for administration of executive compensation plans, stock option plans, including the 1998 Stock Incentive Plan, and other forms of direct or indirect compensation of officers and key employees. Presently, Charles T. Goodson, our president and chief executive officer, Alfred J. Thomas, II, our chief operating officer, Ralph J. Daigle, our senior vice president of exploration, and Robert R. Brooksher, our chief financial officer and secretary, are compensated pursuant to employment agreements effective at the time of the merger with American Explorer, L.L.C. in September 1998. See "Executive Compensation - Employment Contracts and - Termination Agreements."

                               Daniel G. Fournerat
                               Francisco A. Garcia

         Performance Graph. The following graph illustrates the yearly percentage change in the cumulative shareholder return on our common stock, compared with the cumulative total return on the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Stocks - Crude Petroleum and Natural Gas Extraction Index, for the five years ended December 31, 1999.

            PETROQUEST STOCK PRICE VS. NASDAQ AND NASDAQ E&P INDICEs

                 COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                VALUE OF INVESTMENT OF $100 ON DECEMBER 31, 1994


                                    [GRAPH]

                                                                         FISCAL YEAR ENDING
                                          ----------------------------------------------------------------------------------
                                           1994             1995          1996           1997           1998           1999
                                          ------           ------        ------         ------         ------         ------
PetroQuest Energy, Inc..........            100             71.9          60.1           28.5           20.6           40.3
Nasdaq..........................            100            141.3         173.9          213.1          300.4          556.0
Nasdaq E&P......................            100            105.1         151.9          144.7           70.3           72.1

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Leuschner Consulting Agreements. In the merger with American Explorer, L.L.C. in September 1998, we entered into consulting agreements with Leuschner International Resources, Ltd., a private company of which the chairman and principal shareholder is William S. Leuschner, our former chairman of the board. Under the consulting agreement, Mr. Leuschner, through Leuschner International Resources Ltd., may provide consulting services at our request for a three-year period following the date of the merger at a rate of CDN $575 per day. The consulting agreement may be terminated on 30 days' notice by either party. In the merger, we entered into a second consulting agreement whereby Mr. Leuschner provides consulting services for a one-year period after the merger for a total compensation of US $150,000. For the next two years, Mr. Leuschner may provide consulting services at our request at a rate of US $1,000 per day. Under the second consulting agreement, Mr. Leuschner is reimbursed for all reasonable traveling and other out-of-pocket expenses incurred in the performance of his duties. The second consulting agreement may be terminated only for cause following notice to Mr. Leuschner and expiration of a 30 day cure period. In January 1999, Mr. Leuschner agreed to temporarily reduce the amounts payable under the consulting agreements by one-third for an undetermined period of time due to the then economic conditions in the oil and gas exploration and production industry. In December 1999, the board of directors granted Mr. Leuschner 14,500 shares of our common stock and $14,500 as compensation for the reduction in the amounts payable under the consulting agreements in 1999. Mr. Leuschner is not standing for re-election at the annual meeting.

         Hodgkinson Consulting Agreement. In the merger with American Explorer, L.L.C. in September 1998, we entered into a consulting agreement with Hodgkinson Equities Corporation, a private company of which the principal shareholder is Robert L. Hodgkinson, a former member of the board of directors. Under the consulting agreement, Mr. Hodgkinson, through Hodgkinson Equities Corporation, may provide consulting services at our request for a three-year period after the merger at a rate of CDN $575 per day. The consulting agreement may be terminated on 30 days' notice by either party. Mr. Hodgkinson is not standing for re-election at the annual meeting.

         Outside Counsel. Daniel G. Fournerat, a member of our board of directors and who practices law with the Lafayette, Louisiana law firm of Onebane, Bernard, Torian, Diaz, McNamara & Abell, serves as our outside counsel.

         Working Interest Owners. Certain of our officers and directors and their affiliates are working interest owners in certain properties operated by us and are billed for and pay their proportionate share of drilling and operating costs in the normal course of business.

         August 1999 Private Placement. In a private placement to accredited investors in August of 1999, Cramer Rosenthal McGlynn, LLC, a beneficial owner of more than five percent of our common stock, and its affiliates and investment advisory clients, and Francisco A. Garcia, William W. Rucks, IV, E. Wayne Nordberg and his wife and Jay B. Langner, our directors, purchased 1,936,000, 40,000, 450,000, 120,000 and 100,000 shares of our common stock, respectively, and four-year warrants to purchase an additional 968,000, 20,000, 225,000, 60,000 and 50,000 shares of our common stock at an exercise price of $1.25 per share. The shares of common stock issued or issuable under the warrants in the private placement were registered with the Securities and Exchange Commission pursuant to our resale Registration Statement No. 333-89961, which was declared effective on February 3, 2000.

         In connection with the private placement, we agreed, among other things, to increase the number of directors comprising our board of directors by two and to fill the vacancies by persons designated by Cramer Rosenthal and Mr. Rucks, or a person designated by him, subject to certain conditions. On September 14, 1999 and October 20, 1999, respectively, Francisco A. Garcia, the Cramer Rosenthal designee, and Mr. Rucks, were elected to serve as members of our board of directors. Additionally, Mr. Garcia was appointed to serve as a member of the Compensation Committee of our board of directors. In connection with their election to our board of directors, Messrs. Garcia and Rucks were granted nonstatutory stock options to purchase 50,000 shares of our common stock each at exercise prices of $1.50 and $1.69 per share, respectively.

         CRM Exploration, LLC. In the fourth quarter of 1999, we reached an understanding with CRM Investors, Inc. that allows CRM Investors to participate in certain of our energy exploration programs through PetroQuest Energy One, L.L.C., one of our subsidiaries, and CRM Exploration, LLC. CRM Investors holds a 1% ownership interest in and is the managing member of CRM Exploration. Certain of the remaining 99% ownership interests in CRM Exploration are held by certain of the participants in the August 1999 Private Placement, including Francisco A. Garcia (through Nethuns, Inc.) and Jay B. Langner, our directors, or by affiliates of certain of such participants, including Cramer Rosenthal McGlynn, LLC, a beneficial owner of more than five percent of our common stock, named as "Selling Stockholders" in our resale Registration Statement No. 333-89961, which was declared effective by the Securities and Exchange Commission on February 3, 2000. CRM Investors and CRM, Inc. are beneficially owned by the same stockholders although in different proportions. In turn, CRM, Inc. holds a 66% ownership interest in Cramer Rosenthal McGlynn, LLC. CRM Exploration's initial investment in the energy exploration programs is expected to be about $3.4 million. As a result of the understanding, on December 15, 1999, PetroQuest Energy One and CRM Exploration entered into a participation agreement, effective as of October 1, 1999, under which CRM Exploration purchased from PetroQuest Energy One an undivided seven percent of eight eighths (7% of 8/8ths) interest in a federal oil and gas lease known as Vermilion Block 376 located in the federal outer continental shelf waters of the Gulf of Mexico in accordance with the terms of the agreement. In addition, on January 18, 2000, PetroQuest Energy One and CRM Exploration entered into an exploration agreement, effective as of September 1, 1999, under which CRM Exploration purchased from PetroQuest One an undivided five percent of eight eighths (5% of 8/8ths) interest in various oil, gas and mineral leases known as the Valentine Field located in Lafourche, Louisiana in accordance with the terms of the agreement. It is expected that PetroQuest Energy One and CRM Exploration will enter into additional agreements, under which CRM Exploration will purchase various interests in the energy exploration programs. We entered into the understanding with CRM Investors and the participation agreement with CRM Exploration to obtain additional capital to finance our energy exploration programs. We believe that the understanding and the terms of the participation agreement were negotiated on an arm's length basis and were made on terms no less favorable than could have been obtained from other third parties.

AUDITORS

         On December 16, 1998, our board of directors determined to replace KPMG LLP as our principal accountant with Arthur Andersen LLP.

         KPMG's report on our financial statements for the fiscal year of 1997 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified to uncertainty, audit scope, or accounting principles. During the fiscal year of 1997 and subsequent interim periods preceding the replacement of KPMG, there were no disagreements with KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. We have authorized KPMG to respond fully to any inquiries by Arthur Andersen.

         While management anticipates that our relationship with Arthur Andersen will continue to be maintained during 2000, no formal action is proposed to be taken at the annual meeting with respect to the continued employment of Arthur Andersen inasmuch as no such action is legally required. Representatives of Arthur Andersen, but not KPMG, plan to attend the annual meeting and will be available to answer appropriate questions. Its representatives also will have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

         To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, our officers, directors and greater than 10% beneficial owners timely filed all required Section 16(a) reports, except that in initial statements of beneficial ownership of securities of Francisco A. Garcia and William W. Rucks, IV were incomplete as originally filed and were subsequently amended.

OTHER MATTERS

         The annual report to stockholders on Form 10-K covering the fiscal year ended December 31, 1998 has been mailed to each stockholder entitled to vote at the annual meeting. Individual investors may request the Company's Form 10-K, Form 10-Q and other information by calling (337) 232-7028 or write to the address below:

                             PetroQuest Energy, Inc.
                            Corporate Communications
                     400 E. Kaliste Saloom Road, Suite 3000
                           Lafayette, Louisiana 70508

         The persons designated to vote shares covered by the board of directors' proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the meeting. Management does not expect that any matters other than those referred to in this proxy statement will be presented for action at the meeting.

                                   Sincerely,

                                   /s/ ROBERT R. BROOKSHER,
                                   Robert R. Brooksher,
                                   Chief Financial Officer and Secretary

April 24, 2000

                             PETROQUEST ENERGY, INC.
               THE BOARD OF DIRECTORS SOLICITS THIS PROXY FOR THE
                         ANNUAL MEETING ON MAY 23, 2000

                                      PROXY
                                       FOR
                                     ANNUAL
                                     MEETING
                                       OF
                                  STOCKHOLDERS

                                  MAY 23, 2000


     The undersigned stockholder of PetroQuest Energy, Inc. (the "Company") hereby appoints Charles T. Goodson and Robert R. Brooksher, or either of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to vote on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, located at 400 E. Kaliste Saloom Road, Suite 3000, Lafayette, Louisiana 70508, on Tuesday, May 23, 2000, at 10:00 a.m., Lafayette time, and at any adjournments of said meeting, all of the shares of the Company's common stock in the name of the undersigned or which the undersigned may be entitled to vote.

     1.     THE ELECTION OF DIRECTORS

            Nominees for directors are Charles T. Goodson, Alfred J. Thomas, II, Ralph J. Daigle, Robert R. Brooksher, Daniel G. Fournerat, Francisco
            A. Garcia, William W. Rucks, IV, E. Wayne Nordberg and Jay B.
            Langner.

            [ ] Charles T. Goodson                        [ ] Alfred J. Thomas, II
                              --------------                                --------------
            [ ] Ralph J. Daigle                           [ ] Robert R. Brooksher
                           -----------------                               ---------------
            [ ] Daniel G. Fournerat                       [ ] Francisco A. Garcia
                               -------------                               ---------------
            [ ] William W. Rucks, IV                      [ ] E. Wayne Nordberg
                                ------------                               ---------------
            [ ] Jay B. Langner
                           -----------------

            Instruction: If you wish to withhold authority to vote for any individual nominee or nominees, write the name or names of the nominee(s) on the line provided below:

            --------------------------------------------------------------------
            [ ] To withhold authority to vote on ALL nominees for directors listed.

2.          APPROVAL OF THE AMENDMENT TO THE 1998 STOCK INCENTIVE PLAN

            [ ] For        [ ]  Against        [ ]  Abstain

3.          [ ] In their discretion, upon such other matters as may properly come before the meeting; hereby revoking any proxy or proxies heretofore given by the undersigned.

                (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)

                           (CONTINUED FROM OTHER SIDE)

                                      PROXY
                                       FOR
                                     ANNUAL
                                     MEETING
                                       OF
                                  STOCKHOLDERS

                                  MAY 23, 2000


     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted (i) FOR the election of the nominees above, (ii) FOR the amendment of the 1998 Stock Incentive Plan, and (iii) in accordance with the discretion of the persons designated above with respect to any other business properly before the meeting.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith.



Dated ____________________, 2000


                                        ----------------------------------------
                                                Stockholder's Signature


                                        ----------------------------------------
                                               Signature if held jointly

                                        Signature should agree with name printed hereon. If Stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.


           PLEASE MARK, SIGN, DATE AND RETURN IN THE ENVELOPE ENCLOSED